RESEARCH FRONTIERS INCORPORATED
                      SUBSCRIPTION AGREEMENT

                                          February 26, 2010

Research Frontiers Incorporated
240 Crossways Park Drive
Woodbury, New York 11797-2033
Attention: Joseph M. Harary, President and CEO

Gentlemen:

     This Subscription Agreement is made by and between Research Frontiers Incorporated, a Delaware corporation (the "Company"), and the undersigned (the "Subscriber"), in connection with the offering (the "Offering") of certain shares of common stock of the Company, $.0001 par value per share (the "Shares") and related stock purchase warrants. For every five (5) Shares purchased by the Subscriber, hereunder, the Subscriber shall also receive one (1) warrant expiring on February 28, 2015 (the "Warrant") to purchase one share of common stock at an exercise price of $5.00 per warrant under the terms contained in the Warrant Agreement which shall evidence the Warrant being issued to the undersigned. The Shares and the Warrants issuable hereunder are referred to as the "Securities". The Offering and sale of the Securities are being made pursuant to an effective Registration Statement on Form S-3 SEC File Number: 333-159093 (including the exhibits thereto, as amended at the date of this Agreement (the "Registration Statement"), and the Prospectus contained therein (the "Base Prospectus"), filed by the Company on May 8, 2009 with the Securities and Exchange Commission (the "Commission") and a Prospectus Supplement (the "Prospectus Supplement" containing certain supplemental information regarding the Securities and terms of the Offering that will be filed with the Commission and delivered to the Subscriber along with the Company's counterpart to this Agreement.

A.   Subscription

     1. Subscriber hereby irrevocably subscribes to purchase the number of Shares listed on the signature page hereof at a price per Share equal to $2.75 (the price per share multiplied by the number of shares being purchased hereunder being the "Subscription
Price"). For each five (5) Shares purchased, the Subscriber shall also receive one (1) Warrant. No fractional Warrants shall be issued and the total number of Warrants issuable to the Subscriber hereunder shall be rounded down to the nearest whole number of Warrants.

     2.  As part of the subscription, Subscriber herewith tenders:

     (a) two copies of this Agreement duly completed and executed by Subscriber.

     (b) payment of the Subscription Price made by wire transfer of immediately available funds in U.S. Dollars to the account of Research Frontiers Incorporated at JP Morgan Chase Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account No.: 825-624-290, ABA Wire Code No.:
          021 000 021, SWIFT CODE: CHASUS33.

   3. Subscriber understands and agrees that the subscription contained herein shall not be deemed binding upon the Company until it is accepted by the Company and that the subscription may be rejected by the Company in its sole discretion for any reason. Subscriber further acknowledges and agrees that, subject to applicable law, this subscription is irrevocable.

   4. If this subscription is not accepted by the Company, all Subscription Funds and the documents herewith delivered to the Company by Subscriber will be returned promptly to Subscriber.
In such event, all proceeds theretofore received by the Company from the Subscriber will be refunded in full, without interest or deduction.

   5. If this subscription is accepted by the Company, then the Company shall promptly countersign both copies of this Agreement and return one fully executed copy to Subscriber. All Subscription Funds of Subscriber shall be applied to the purchase of the Shares which Shares shall then be delivered to the Subscriber either, as specified by Subscriber, in certificate form or by electronic book-entry at The Depository Trust Company by instructing the Company's transfer agent, Continental Stock Transfer and Trust Company, to make such Shares available to Subscriber under the Deposit/Withdrawal at Custodian ("DWAC") system. In addition, the Company shall deliver to the Subscriber a Warrant Agreement representing the Warrants to be issued to the Subscriber hereunder. All Subscription Funds of Subscriber shall be used for research and development, working capital, acquisitions, and for general corporate purposes in such amounts as the Company, in its discretion, deems appropriate. The Company may also, in its discretion, apply such Subscription Funds towards the development of products using the Company's technology through an investment by the Company in one or more joint ventures with third parties set up for such purposes, or may directly apply Subscription Funds to product development.

B. Investor Representations

   6. In order to induce the Company to accept the subscription hereby made, and recognizing that the Company will be relying thereon in determining whether to accept such subscription, Subscriber hereby represents and warrants to the Company as of the date of this subscription as follows:

   (a) Subscriber understands that the Securities are a highly speculative investment and that Subscriber's financial situation is such that (i) Subscriber can afford to hold the Securities for an indefinite period of time and to sustain a complete loss of its investment, and (ii) Subscriber has adequate means of providing for Subscriber's current needs and possible contingencies and has no need for liquidity in this investment in the Company.

   (b) Subscriber has received and carefully read the Registration Statement, the Company's Proxy Statement dated April 30, 2009; the Company's Annual Report on
         Form 10-K for the fiscal year ending December 31, 2008; and the Company's Quarterly Report on Form 10-
         Q for the fiscal quarter ending March 31, 2009, June
         30, 2009 and September 30, 2009, the Company's Current Reports on Form 8-K and all other reports filed with the Commission during the past two years
         (collectively, the "Reports"). The Company has also made available to Subscriber all other documents and information that Subscriber has requested relating to an investment in the Company including but not limited to, the Registration Statement and all documents incorporated therein by reference. Subscriber represents that it has received the Registration Statement, prior to or in connection with the receipt of this Agreement.

   (c) By virtue of Subscriber's knowledge and experience in financial and business matters, Subscriber is capable of evaluating the merits and risks of an investment in the Securities. Subscriber has taken full cognizance of and understands all the risk factors related to the purchase of the Securities, including, but not limited to, those set forth in the Company's reports and registration statements filed with the Securities and Exchange Commission.

   (d) Subscriber understands that the Securities are being offered and sold to Subscriber in reliance on specific provisions of federal and state securities laws of the United States of America and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such provisions. Accordingly, Subscriber agrees to notify the Company of any events which would cause the representation and warranties of Subscriber to be untrue or breached at any time after the execution of this Agreement by Subscriber. The Subscriber acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required. Each Subscriber outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. No party has been authorized to make, and has not made, any representation or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

   (e) Subscriber is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

   (f) Subscriber, and any person acting in concert with Subscriber, currently has no existing short position, and during the last 20 trading days had no short position, with respect to the common stock of the Company and agrees not to enter into any short sales or other hedging transactions with respect to any securities of the Company at any time after the execution of this Agreement by Subscriber and so long as any Securities are held by or for the benefit of Subscriber or its affiliates or persons acting in concert with Subscriber or its affiliates.

   (g) In evaluating the suitability of an investment in the Company, Subscriber has not relied upon any representations or other information (whether oral or written) from the Company, and its officers, directors, agents, employees or representatives, other than as set forth in the Reports. With respect to tax and other economic considerations of this investment, Subscriber is not relying for advice on the Company, or any officers, directors, employees or agents thereof.

   (h) Subscriber understands that Subscriber's subscription hereunder is not transferable or assignable, either before or after acceptance thereof by the Company, and that Securities will only be issued in the name of Subscriber and may not be assigned without the consent of the Company.

   (i) The Securities will be acquired for Subscriber's own account, for investment purposes only, and not with a view to distribution, assignment or resale to others.

   (j) Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of this offering or any recommendation or endorsement relating to the Securities.

   (k) The address heretofore provided to the Company by the Subscriber is the true and correct residence of the Subscriber, and Subscriber has no present intention of becoming a resident of any other state or jurisdiction. (If a corporation, trust or partnership, the Subscriber has its principal place of business at the address set forth below and was not organized for the specific purpose of acquiring the Securities).

   (l) Subscriber acknowledges that any delivery of offering materials relating to the Securities prior to the determination by the Company of Subscriber's suitability as an investor shall not constitute an offer of Securities until such determination of suitability shall be made.

   (m) This Agreement has been duly authorized, validly executed, and delivered on behalf of Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

   (n) Subscriber has not taken any action that would cause the Company to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and Subscriber hereby indemnifies the Company, and its officers, directors, shareholders and representatives, and each of their affiliates against any such claim caused by the actions of Subscriber or any of its employees or agents.

   (o) Subscriber will not make any offers or sales of the Securities other than pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The
         Subscriber will comply with applicable prospectus delivery requirements under the Exchange Act, and with all applicable securities laws upon resale of the Securities.

   (p) Subscriber will not, directly or through any affiliate or person acting in concert with Subscriber, (i) create the lowest reported sales price on the NASDAQ National
         Market, (or other exchange or market if the Securities are traded thereon) for the common stock of the Company on any trading day or (ii) offer to sell shares of such common stock at a price lower than the then prevailing bid price for the common stock on such market.

   (q) Subscriber hereby agrees to indemnify and hold harmless the Company, its directors, officers, agents, representatives, and each of their affiliates against any and all loss, liability, claim, damage and expense (including reasonable fees of attorneys and experts) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in reliance upon and in conformity with information furnished to the Company by Subscriber.

C.  Company Representations and Warranties

   7. The Company hereby represents and warrants to the Subscriber that:

   (a) The Company is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

   (b) When issued and paid for on the date of closing, the Shares will be validly issued, fully paid and non-assessable.

   (c) When and if executed by the Company, this Agreement will have been duly authorized, validly executed, and delivered on behalf of the Company and will be a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

   (d) If this subscription is accepted by the Company, the Company will issue the Securities in the name of Subscriber. Nothing in this section shall affect in any way Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

   (e) The Company has filed with the Commission a Registration Statement on Form S-3 (Registration File
         No. 333-159093) under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective by the S.E.C. on May 28, 2009, for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the "Rules and Regulations") of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Subscriber of all further information (financial and other) with respect to the Company required to be set forth therein. The Company will also use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the Securities have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act, or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company's transfer agent and the Subscriber. Any reference in the Agreement to the Registration
         Statement, the Base Prospectus or the Prospectus
         Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the "Incorporated Documents") pursuant to Item 12 of Form
         S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange
         Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described," "referenced," "set forth" or "stated" in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.

   (f) The Registration Statement (and any further documents to be filed with the Commission on or prior to the Closing Date) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations issued thereunder, and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base
         Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations issued thereunder. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The
         Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable
         Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus
         Supplement, in light of the circumstances under which they were made) not misleading; and any further documents so filed an incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information, if any, contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Subscriber specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that
         (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

D. Miscellaneous

   8. This Agreement constitutes the entire understanding of the parties with regard to the subject matter, supersedes all written and oral agreements with respect to the same and may not be waived, modified, changed, discharged, terminated, revoked or canceled except by a writing signed by the party against which enforcement thereof is sought.

   9. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, or covenant contained in this Agreement.

   10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York affecting contracts made in and to be performed in such State without giving effect to principles governing choice of laws, irrespective of the domicile of any party or the place of execution of this Agreement by any party or the location for performance of any of the terms hereof, and the parties hereto shall be subject to the exclusive jurisdiction of the state and federal courts located in Nassau County, New York, United States of America. Facsimile signatures to this Agreement or on any notice given hereunder shall be binding on all parties hereto.

   11. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   12. The Subscriber hereby certifies that Subscriber has read and understands this Subscription Agreement, that the representations and warranties made by the Subscriber in this Subscription Agreement are accurate on the date hereof, that Subscriber recognizes that the Company is relying on such representations and warranties and covenants and that they shall remain in effect through the closing of the sale of the Securities to Subscriber hereunder unless Subscriber notifies the Company otherwise.

   13. All notices required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, or by overnight or two day courier addressed to the parties at the last known address of the party or such other address as a party may request by notifying the other in writing.

   14. The representations, warranties, covenants, indemnities, and agreements of the parties contained herein shall survive any termination or expiration of this Agreement.

   IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the date above written.

   ___________________________________________
   INVESTOR
   By: _______________________________________
   Print Name: ________________________________
   Title: ______________________________________
   Address:____________________________________
                 ____________________________________
                 ____________________________________
   Telephone:__________________________________
   Facsimile: __________________________________
   Number of Shares: ___________________________

Accepted and Agreed To:

RESEARCH FRONTIERS INCORPORATED


By:____________________________________________
     Joseph M. Harary, President and CEO

     Date of Acceptance: March 1, 2010